      As filed with the Securities and Exchange Commission on June 30, 2000
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       PIONEER-STANDARD ELECTRONICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Ohio                                             34-0907152
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                             6065 Parkland Boulevard
                          Mayfield Heights, Ohio 44124
          (Address of Principal Executive Offices, Including Zip Code)
                             ----------------------

            THE RETIREMENT PLAN OF PIONEER-STANDARD ELECTRONICS, INC.
                            (Full Title of the Plan)
                                                              COPY TO:
   Kathryn K. Vanderwist, Esq.                       Lawrence N. Schultz, Esq.
General Counsel and Assistant Secretary            Calfee, Halter & Griswold LLP
 Pioneer-Standard Electronics, Inc.              1400 McDonald Investment Center
      6065 Parkland Boulevard                           800 Superior Avenue
    Mayfield Heights, Ohio 44124                       Cleveland, Ohio 44114
          (440) 720-8500                                   (216) 622-8200
 (Name, Address and Telephone Number,
Including Area Code, of Agent For Service)

                                   -----------
                         CALCULATION OF REGISTRATION FEE

==================================== ================= ===================== ===================== ===================
             Title Of                      Amount        Proposed Maximum      Proposed Maximum        Amount Of
            Securities                     To Be        Offering Price Per    Aggregate Offering      Registration
       To Be Registered (1)            Registered (2)       Share (3)             Price (3)               Fee
------------------------------------ ----------------- --------------------- --------------------- -------------------
Common Shares, without par value (4)     300,000            $14.21875             $4,265,625             $1,127
==================================== ================= ===================== ===================== ===================

(1) Pursuant to Rule 417(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the Plan.

(2) This Registration Statement also relates to an indeterminate number of additional Common Shares issuable as a result of the anti-dilution provisions of the Plan.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the high and low prices reported on the Nasdaq National Market on June 23, 2000.

(4) This Registration Statement also relates to the rights to purchase Common Shares of the Registrant which are attached to all Common Shares issued, pursuant to the terms of the Rights Agreement, dated as of April 27, 1999, by and between the Registrant and National City Bank. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the Common Shares and will be transferred with and only with such Common Shares. Because no separate consideration is paid for the rights, the registration fee therefor is included in the fee for the Common Shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000; and

         2. The description of the Registrant's Common Shares contained in the Registrant's registration statement on Form 8-A.

         All reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1701.13 of the Ohio Revised Code sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. Section 1701.13 provides that a corporation shall have the power to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection therewith if he or she acted in good faith and in a manner that he or she reasonably believed to be in the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under Section 1701.13 on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the Court of Common Pleas or the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability but in view of all the circumstances of the case such person is entitled to indemnity for such expenses as the court deems proper. Moreover, Section 1701.13 provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation shall pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 1701.13 establishes provisions for determining whether a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 1701.13 is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise.

         Under certain circumstances provided in Article VIII of the Registrant's Code of Regulations, as amended, and subject to Section 1701.13 of the Ohio Revised Code (which sets forth the conditions and limitations governing the indemnification of officers, directors and other persons), the Registrant will indemnify any director or officer or any former director or officer of the Registrant against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her by reason of the fact that he or she is or was such director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

         The Registrant has entered into indemnity agreements (the "Indemnity Agreements") with the current directors and executive officers of the Registrant and expects to enter into similar agreements with any director or executive officer elected or appointed in the future at the time of their election or appointment. Pursuant to the Indemnity Agreements, the Registrant will indemnify a director or executive officer of the Registrant (the "Indemnitee") if the Indemnitee is a party to or otherwise involved in any legal proceeding by reason of the fact that the Indemnitee is or was a director or executive officer of the Registrant, or is or was serving at the request of the Registrant in certain capacities with another entity, against all expenses, judgments, settlements, fines and penalties, actually and reasonably incurred by the Indemnitee, in connection with the defense or settlement of such proceeding. Indemnification is only available if the Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant. The same coverage is provided whether or not the suit or proceeding is a derivative action. Derivative actions may be defined as actions brought by one or more shareholders of a corporation to enforce a corporate right or to prevent or remedy a wrong to the corporation in cases where the corporation, because it is controlled by the wrongdoers or for other reasons, fails or refuses to take appropriate action for its own protection. The Indemnity Agreements mandate advancement of expenses to the Indemnitee if the Indemnitee provides the Registrant with a written promise to repay the advanced amounts in the event that it is determined that the conduct of the Indemnitee has not met the applicable standard of conduct. In addition, the Indemnity Agreements provide various procedures and presumptions in favor of the Indemnitee's right to receive indemnification under the Indemnity Agreement.

         Under the Registrant's Director and Officer Liability Insurance Policy, each director and certain officers of the Registrant are insured against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Registrant hereby undertake that it will submit or have submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and have made all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursuant to
                           Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; or

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mayfield Heights, state of Ohio, on this 30th day of June, 2000.

                                            PIONEER-STANDARD ELECTRONICS, INC.

                                            /s/ James L. Bayman
                                            --------------------------
                                            James L. Bayman
                                            Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons in the capacities as of June 30, 2000.

         SIGNATURE                  TITLE

/s/ James L. Bayman                 Chairman, Chief Executive Officer
-------------------------           and Director (Principal Executive Officer)
James L. Bayman

/s/ Arthur Rhein                    President, Chief Operating Officer
-------------------------           and Director
Arthur Rhein

/s/ Steven M. Billick               Chief Financial Officer
-------------------------           (Principal Financial and Accounting Officer)
Steven M. Billick

/s/ Charles F. Christ               Director
-------------------------
Charles F. Christ

                                    Director
-------------------------
Victor Gelb

/s/ Keith M. Kolerus                Director
-------------------------
Keith M. Kolerus

/s/ Thomas A. Commes                Director
-------------------------
Thomas A. Commes

/s/ Edwin Z. Singer                 Director
-------------------------
Edwin Z. Singer

/s/ Thomas C. Sullivan              Director
-------------------------
Thomas C. Sullivan

/s/ Karl E. Ware                    Director
-------------------------
Karl E. Ware

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the person administering the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mayfield Heights, state of Ohio, on June 30, 2000.

                                    THE RETIREMENT PLAN OF
                                    PIONEER-STANDARD ELECTRONICS, INC.

                                    By:  PIONEER-STANDARD ELECTRONICS, INC.


                                             /s/ Richard A. Sayers II
                                    --------------------------------------------
                                    Richard A. Sayers II
                                    Senior Vice President, Human Resources

                                  EXHIBIT INDEX

         EXHIBIT NUMBER                                              DESCRIPTION
         --------------                                              -----------

               4.1                 Amended  Articles of  Incorporation  of the Company,  which are  incorporated by reference to Exhibit 2 to the  Company's  Quarterly  Report on Form 10-Q for the
                                   quarter  ended  September  30,  1997,  as  amended  on March 18,  1998 (File No.
                                   0-5734).

               4.2                 Amended Code of Regulations,  as amended, of the Company,  which is incorporated by  reference to Exhibit 3(b) to the  Company's  Annual  Report on Form 10-K for
                                   the year ended March 31, 1997 (File No. 0-5734).

               4.3                 Rights Agreement, dated as of April 27, 1999, by and between the Company and
                                   National City Bank, which is incorporated herein by reference to Exhibit 1 to the
                                   Company's Registration Statement on Form 8-A (File No. 0-5734).

               4.4                 The Retirement Plan of Pioneer-Standard Electronics, Inc.

               5.1                 Opinion  of  Calfee,  Halter  &  Griswold  LLP  regarding  the  validity  of the securities being registered.

              23.1                 Consent of Ernst & Young LLP.

              23.2                 Consent of Calfee, Halter & Griswold LLP (contained in Exhibit 5.1).


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